EXHIBIT 99.1

Idaho Strategic Reports Second Quarter 2026 Operating and Financial Performance

Highlighted by a 13.25% Increase in Revenue to $10,732,335

COEUR D’ALENE, Idaho, August 13, 2026 (BUSINESS WIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the second quarter ending June 30, 2026. Operating and financial results for the second quarter include:

Operational Performance:	Q2 2026	% Change	Q2 2025
Ore Tonnes Processed	11,094	8.34%	10,240
Average Flotation Feed Grade (gpt)	7.89	-20.86%	9.97
Ounces Produced	3,047*	1.23%	3,010
All-In Sustaining Cost Per Ounce ($USD)	$2,261.81	16.08%	$1,948.53

Financial Performance ($USD):	Q2 2026	% Change	Q2 2025
Revenue	$10,732,335	13.25%	$9,476,739
Total Cost of Sales	$4,700,607	17.49%	$4,000,953
Gross Profit	$6,031,728	10.15%	$5,475,786
Net Income Attributable to IDR	$3,651,596	31.95%	$2,767,458
Earnings Per Share (EPS)	$0.23	15.00%	$0.20
Average Realized Gold Price	$4,277.53	32.70%	$3,223.38

*includes in-process ore stockpile inventory

Idaho Strategic’s President and CEO, John Swallow stated, “We had a modest record Q2 year over year comparison in revenue, net income, EPS and ounces produced (along with record meters of underground mine development), however the second quarter was one of those where the numbers also don’t tell the full story. In addition to the expected increase in exploration field programs and the ramp up of construction activity at the Murray mill, there were unexpected events that tested our team. Overall, I am happy with the resiliency we showed and our ability to adjust on the fly to ultimately produce another positive quarter despite these challenges.

During the planned transition period from mining the H-vein to mining the Jumbo vein and development to the Paymaster, a section of the lower H-vein was encountered where the H-vein widens and flattens out as it approaches its intersection with the Idaho Fault.  This transitional zone hosts slightly lower gold grades but higher tonnages resulting in about the same number of ounces as modeled but with a different orebody geometry than previous mining of the H-vein higher in elevation. This transitional zone required a slight change in mining methods to a drift and fill method with as many as four cuts side by side to efficiently recover the gold ore.

Idaho Strategic Resources, Inc.    •   201 N. 3rd Street    •    Coeur d’Alene, Idaho 83814

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Also, during the quarter, a wildfire caused the New Jersey mill to shut down and evacuate from approximately June 16th to June 24th. Ultimately, all of Idaho Strategic personnel and equipment were unharmed but valuable processing time was lost at the end of the quarter that resulted in a strong last-minute push from our milling crews to do their best to make up for the lost time in the remaining days and nights prior to the end of the quarter on June 30th.

Moving forward, we have a much better understanding of the lower H-vein stopes, we’ve advanced the development and mining timeline of the high-grade Jumbo vein, and our development to the Paymaster is modestly ahead of schedule. Considering the circumstances both within our control and outside of our control, I am pleased with our performance.”

Golden Chest Highlights for Q2 2026 Include:

•	At the Golden Chest, ore mined from underground stopes totaled approximately 12,835 tonnes with all of the tonnage coming from H-Vein stopes.

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During the quarter, a record 384 meters of development was completed between three projects: the Paymaster, the MAR and the Jumbo. A new portal, the No. 2, was established in early May to develop the high-grade Jumbo vein. From the No. 2 portal, an up-ramp was driven and connected to the No. 1 portal providing a secondary escapeway and allowing for production from the Jumbo vein to begin in the third quarter. Another quarterly record of 4,860 cubic meters of cemented rockfill backfill was placed during the quarter.

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For the quarter ended June 30, 2026, a total of 11,094 dry metric tonnes were processed at the Company’s New Jersey Mill with a flotation feed head grade of 7.89 gpt gold and gold recovery of 91.4%. Milling operations were affected by a wildfire adjacent to the mill in June where access to the mill was blocked for one week. Luckily there was no damage to the mill or the Company’s equipment, though some of its timberland did burn.

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The Company received the permit to construct a new tailings storage facility from the Idaho Department of Water Resources at the Golden Chest. Construction began in the quarter with the relocation of a low-grade stockpile and continued with building of the embankments and diversion structures.

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Construction continued on the new mill at the Golden Chest with the installation of the fine ore bin, placement of the screen, foundations for the ball mill, and electrical work throughout the mill building. Engineering, design and procurement activities continued for the new mill also, and conveyor fabrication is also underway.

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An exploration program consisting of surface and underground core drilling was continued during the second quarter at the Golden Chest. Approximately 10,000 meters of drilling were completed targeting the Paymaster and the H-vein.

Rare Earth Highlights for Q2 2026 Include:

•	Included in the inaugural list of companies that make up the Sprott Rare Earths Ex-China ETF (REXC).

•	Initiated metallurgical work at SGS Laboratory on representative samples from two of IDR’s REE prospects.

Idaho Strategic Resources, Inc.   •    201 N. 3rd Street     •    Coeur d’Alene, Idaho 83814

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John Swallow concluded, “I continue to believe that the combination of gold production backing significant exploration of rare earth elements, gold, and copper-silver is proving to be the right business plan at the right time. Despite the price action of gold during the quarter, global central banks continue to make it a focal point of their strategies moving forward and it is undoubtedly playing a larger role as a neutral reserve asset in the global monetary system. Additionally, the United States (along with end user participation) has continued to show support for redomiciling its rare earth elements supply chain amid the looming deadlines toward the end of this year that could see a reintroduction of China’s dual-use export controls and new domestic sourcing requirements for rare earth elements vital to many national defense and advanced manufacturing industries. Finally, we are seeing a tightening of the copper market that is being reflected in the copper prices where we are anticipating a large increase in demand due to new power requirements led by datacenter buildout and AI, combined with many global producers running into operational challenges and a widespread decrease in the global copper grades.

I make these comments to point out that there are a number of tailwinds behind the company, and we are capitalizing on these opportunities while remaining focused on our shareholders and playing to our strengths. I am looking forward to the remaining summer months and the results of the investments we are making in our future.”

Notes accompanying the financial statements below can be found in the Company’s quarterly report filed this morning with the SEC on EDGAR.

Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release.

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also controls the largest rare earth elements land package in the United States. The Company’s production-backed exploration business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. In addition to gold production, the Company has built a substantial land position in Idaho across multiple commodities, providing significant exploration exposure to gold and rare earth elements – in addition to thorium, copper, and silver. IDR finds itself in a unique position as one of the only publicly traded companies with growing gold production and significant blue-sky potential for discovery and development.

For more information on Idaho Strategic Resources, please visit www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources, Inc.    •      201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc. Condensed Consolidated Statements of Operations (Unaudited) For the Three and Six-Month Periods Ended June 30, 2026 and 2025

	June 30, 2026		June 30, 2025
	Three Months	Six Months	Three Months	Six Months

Revenue:
Sales of products, net	$10,732,335	$25,214,621	$9,476,739	$16,755,275
Total revenue	10,732,335	25,214,621	9,476,739	16,755,275

Costs of Sales:
Cost of sales and other direct production costs	3,854,967	8,058,570	3,459,215	6,490,044
Depreciation and amortization	845,640	1,559,425	541,738	1,091,359
Total costs of sales	4,700,607	9,617,995	4,000,953	7,581,403

Gross profit	6,031,728	15,596,626	5,475,786	9,173,872

Other operating expenses:
Exploration	1,730,879	3,120,228	2,244,761	3,616,194
Management	243,785	433,428	268,214	532,959
Professional services	98,520	279,871	153,260	336,998
General and administrative	295,640	518,667	223,735	460,753
(Gain) loss on sale of equipment	-	(632)	68,942	308,840
Total other operating expenses	2,368,824	4,351,562	2,958,912	5,255,744

Operating income	3,662,904	11,245,064	2,516,874	3,918,128

Other (income) expense:
Equity (income) loss on investment in Buckskin Gold and Silver, Inc	(1,245)	(1,077)	159	(1,187)
Loss on investment in equity securities and mutual funds	-	304,241	-	-
Timber revenue net of costs	-	(3,209)	(2,848)	(6,704)
Dividend income	(13,233)	(68,765)	-	-
Interest income	(677,372)	(1,069,390)	(220,409)	(405,804)
Total other income	(691,850)	(838,200)	(223,098)	(413,695)

Income before income taxes	4,354,754	12,083,264	2,739,972	4,331,823
Income tax provision	726,914	2,086,234	-	-

Net income	3,627,840	9,997,030	2,739,972	4,331,823

Net loss attributable to non-controlling interest	(23,756)	(42,558)	(27,486)	(44,614)
Net income attributable to Idaho Strategic Resources, Inc	$3,651,596	$10,039,588	$2,767,458	$4,376,437

Net income per common share-basic	$0.23	$0.64	$0.20	$0.32

Weighted average common share outstanding-basic	15,813,075	15,804,123	14,007,582	13,837,894

Net income per common share-diluted	$0.23	$0.63	$0.20	$0.31

Weighted average common shares outstanding-diluted	15,983,254	15,979,299	14,134,531	13,939,790

Idaho Strategic Resources, Inc.   •    201 N. 3rd Street    •    Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$8,234,662	$9,889,765
Investments in US treasury notes	31,770,865	27,679,881
Investment in equity securities	-	4,129,521
Investment in mutual funds	-	3,957,497
Gold sales receivable	2,961,809	3,912,922
Inventories	1,892,670	965,112
Joint venture receivable	11,478	12,760
Other current assets	641,231	799,261
Total current assets	45,512,715	51,346,719

Property, plant and equipment, net of accumulated depreciation	25,214,243	19,503,962
Mineral properties, net of accumulated amortization	20,531,093	15,742,370
Investments in US treasury notes, non-current	32,391,185	27,651,843
Investment in Buckskin Gold and Silver, Inc.	346,159	345,082
Investment in joint venture	435,000	435,000
Reclamation bonds	456,720	355,220
Deposits	5,130,238	858,534
Total assets	$130,017,353	$116,238,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,321,147	$1,904,589
Accrued payroll and related payroll expenses	539,221	409,212
Notes payable, current portion	831,381	1,029,336
Income taxes payable	48,416	334,446
Total current liabilities	3,740,165	3,677,583

Asset retirement obligations	335,981	325,451
Notes payable, long term	1,293,446	1,302,048
Deferred income tax liabilities	1,486,877	91,700
Total long-term liabilities	3,116,304	1,719,199

Total liabilities	6,856,469	5,396,782

Commitments Note 5	-	-

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; June 30, 2026-15,819,065 and December 31, 2025- 15,705,199 shares issued and outstanding	102,137,120	99,828,021
Retained earnings	18,381,309	8,341,721
Total Idaho Strategic Resources, Inc stockholders’ equity	120,518,429	108,169,742
Non-controlling interest	2,642,455	2,672,206
Total stockholders' equity	123,160,884	110,841,948

Total liabilities and stockholders’ equity	$130,017,353	$116,238,730

Idaho Strategic Resources, Inc.     •    201 N. 3rd Street     •    Coeur d’Alene, Idaho 83814

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Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, IDR’s comments about gold playing a more central role in global central banking, the looming dual-use export controls and domestic sourcing requirements for rare earth elements, the tightening of the global copper market, our understanding of the lower H-vein stopes, the continued high-grade nature of the Jumbo vein, and our development timeline to the Paymaster area. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.   •   201 N. 3rd Street    •   Coeur d’Alene, Idaho 83814

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